EXHIBIT 99

VIA NET.WORKS investor contact:

Matt S. Nydell, General Counsel

VIA NET.WORKS

Ph:  +44 118 955 2361 Fax:  +44 118 955 2345

e-mail: ir@vianetworks.com

VIA NET.WORKS reports 1st quarter 2003 financial results and significant progress in implementing 2003-2005 Strategic Plan

Highlights:

•                                          2003 – 2005 Strategic Plan delivers continued improvement in financial performance in the 1st quarter of 2003

•                  Adjusted continuing revenue(1) of $18.1 million, a 24% improvement over same period in 2002

•                  1st quarter cash outflow of ($6.7 million), a 58% improvement over the same period in 2002

•                  Net loss from continuing operations of ($5.5million), a 70% improvement over the same period in 2002 – loss per share from continuing operations of ($0.09) versus ($0.31)

•                  Retained  $91.1 million of cash and no material debt at March 31, 2003

•                                          Next phase of Strategic Plan being implemented to deliver radical improvements in cost structure by end of 2003

•                  Organization structure pivoted from nine independent countries to single, international, functional-oriented structure

•                  VIA at advanced stage of negotiating outsourcing of back office systems and processes

•                  Shifting management of lower-value customers to channel partners and telesales operations

•                  Management estimates that such actions will reduce headcount from 584 at the end of 2002 to less than 400 by the end of 2003

(1) Unless otherwise stated, references to the first quarter of 2002 and historical results are to amounts adjusted for discontinued operations (Argentina, Austria, and Ireland). VIA sold its operations in Brazil and Mexico during the second and third quarters of 2002 respectively. These dispositions were structured in such a way that they were not accounted for as discontinued operations and therefore their partial year results continue to be reported in our consolidated results of operations for 2002. As VIA will not consolidate any future results from the Brazilian and Mexican operations, management believes it is more meaningful to analyze trends on the results after excluding the results of Brazil and Mexico from the comparative quarter ended March 31, 2002. All references in the subsequent discussion that refer to “adjusted continuing operations” exclude the results of the Brazilian and Mexican operations. A reconciliation of such adjusted continuing measures to reported measures is provided in Appendix 1 to this release.

Amsterdam, The Netherlands (May 12, 2003) — VIA NET.WORKS, Inc. (Nasdaq and EASE: VNWI) today reported results for the first quarter ended March 31, 2003.

Adjusted Continuing Revenue for VIA came in at $18.1 million for the three months ended March 31, 2003, slightly exceeding its revenues in the fourth quarter of 2002 of $18.0 million. This flat performance reflects continued difficult trading conditions, and management’s continued focus on improving operational performance. First quarter 2003 revenue represented a 24% increase on adjusted continuing revenue in quarter one of 2002 of $14.6 million.

Adjusted Continuing Operating Costs for internet services were ($8.6 million) or 48% of adjusted continuing revenues for the quarter ended March 31, 2003, compared with ($8.7 million) or 60% of adjusted continuing revenues for the quarter ended March 31, 2002, and ($8.9 million) or 49% of adjusted continuing revenues for the quarter ended December 31, 2002. The decrease over quarter one of 2002 is primarily due to the renegotiation of network access costs.

Adjusted Continuing Selling, General and Administrative Expenses were ($14.9 million) or 82% of adjusted continuing revenues for the quarter ended March 31, 2003, compared with ($17.9 million) or 123% of adjusted continuing revenues incurred for the quarter ended March 31, 2002, and ($14.4 million) or 80% of adjusted continuing revenues for the quarter ended December 31, 2002.  The decrease compared to the first quarter of 2002 is tied directly to VIA’s cost cutting measures, which have included meaningful headcount reductions, marketing and advertising budget reductions and tighter expense controls across VIA. The decrease has been achieved in spite of a bad debt expense of $0.2 million in the first quarter of 2003 compared with a bad debt benefit of $0.8 million in the same period in 2002.

Operating Loss From Continuing Operations was ($8.4 million) for the quarter ended March 31, 2003 a 49% improvement compared with ($16.4 million) for the quarter ended March 31, 2002 and a 54% improvement compared with ($18.1 million) for the quarter ended December 31, 2002. The result for the fourth quarter of 2002 included a goodwill impairment charge of ($9.8 million) in respect of the UK operation.

Net Loss From Continuing Operations was ($5.5 million) for the quarter ended March 31, 2003 a 70% improvement compared with ($18.5 million) for the quarter ended March 31, 2002 and a 52% improvement compared with ($11.4 million) for the quarter ended December 31, 2002.

Cash and Cash Equivalents held by VIA at March 31, 2003, stood at $91.1 million and restricted cash at $912,000.  The change in cash during the first quarter of 2003, defined as the net decrease in cash and cash equivalents after excluding foreign exchange gains/(losses), was ($7.5 million), compared with ($8.0 million) in the previous quarter, and a significant improvement over the first quarter of 2002 of ($15.6 million). VIA’s cash balance benefited from favorable exchange rate gains of $0.8 million in the first quarter of 2003, giving a total reported net reduction in cash and cash equivalents in the period of ($6.7 million), a 58% improvement over the same period in 2002.

Chief Executive Officer Rhett Williams commented, “The first quarter of 2003 has seen VIA starting to leverage the benefits of cost reduction actions taken in 2002. I remain confident that these actions have given VIA a stable platform for the implementation of our 2003-2005 Strategic Plan. In spite of the difficult economic environment, VIA has retained a clear focus on driving costs out of the business, while continuing to deliver value to our customers. VIA is a survivor and is pursuing a successful future from a sound financial and operating base.”

VIA’s 2003-2005 Strategic Plan is fully under way. The objective of the plan is to build a sustainably profitable business through focusing on improving VIA’s operational performance and growing revenues profitably. Under this Plan, VIA expects net cash flow (defined as change in cash and cash equivalents) to reach the break-even point during the course of 2004. In executing the Plan, VIA has already taken the following initiatives:

•                       Appointed an experienced professional management team

•                       Reorganized its operations along functional lines

•                       Advanced the negotiations for the outsourcing of certain network management, finance and administration and back office.

•                       Reduced headcount from 584 in December 2002 to 546 at March 31, 2003

Headcount will continue to decrease during 2003, driven by the reorganization of the company and the implementation of the outsourcing solutions. By the end of 2003, VIA expects to have reduced its total headcount from 584 to less than 400. These reductions will generate meaningful cost reductions, even when the costs associated with our outsource providers is taken into account.

Product and Sales initiatives have begun to yield tangible results.  VIA has:

•                       Recruited new sales professionals in our key markets

•                       Implemented a web-based sales management tool

•                       Introduced a company wide compensation and benefits plan

•                       Rolled out new sales training and development programs

•                       Introduced a customer retention program, supported by a new compensation plan

•                       Recruited partners to shift commoditised product sales to indirect channels, and

•                       Introduced a resale voice product in the United Kingdom with plans to expand the offering to our other key markets.

Chief Executive Officer Rhett Williams noted, “We have taken the first steps in implementing our 2003-2005 Strategic Plan with the goal of getting the business to break-even at the earliest opportunity. This entails making difficult decisions that will unfortunately have an adverse affect on our workforce. However, we are confident that this is the right course of action to build a profitable and vibrant business, and I thank our employees for their continued support in achieving this goal.”

2003 - 2004 Outlook: As VIA embarks on implementing the new strategic plan, it expects to report revenues in 2003 between $70 million and $75 million. The company also expects to further reduce reported losses from continuing operations, as well as the cash used in operating activities. VIA expects its net cashflow (defined as the movement in cash and cash equivalents) to reach the break-even point during the course of 2004. The company believes that its available cash will be sufficient to fund expenditures under the Strategic Plan and its working capital and capital expenditure requirements until it achieves positive net cash flow, at which time VIA expects to have substantial cash reserves remaining.

Earnings Call: VIA will host a conference call to discuss its first quarter results on May 14, 2003 at 8.45 a.m. EST. This call will be open to the public as a simultaneous audio web cast over the Internet. Listeners can access this web cast by following the instructions posted on the Investor Relations page of the VIA’s web site at http://www.vianetworks.com. The call will also be available for replay in its entirety from 11am EST on 14 May 2003. You can listen to the replay over the Internet by going to the Investor Relations page of VIA’s web site at http://www.vianetworks.com and following the posted instructions, or by dialing 877-519-4471 (U.S.) or +1-973-341-3080 (international), access code 3922973 for both.

About VIA NET.WORKS, Inc.

VIA NET.WORKS, Inc. (Nasdaq and EASE: VNWI) is a single-source provider of managed Internet services to small and medium-sized businesses in Europe and the United States. VIA local operations offer a comprehensive portfolio of flexible and reliable managed Internet services encompassing areas such as connectivity, hosting, security, messaging, and professional services. VIA is a facilities-based Internet services company, managing its own backbone network. This unique combination - the agility of a local, customer-focused company and the reliability of an international high-speed network - allows VIA to be highly responsive to specific customer needs and to deliver quality solutions. VIA is headquartered at H. Walaardt Sacréstraat 401-403,1117 BM Schiphol, Amsterdam, The Netherlands. More information about VIA can be obtained by visiting our website at www.vianetworks.com.

Note to Investors

Statements in this press release regarding VIA’s business that are not historical facts, including but not limited to statements generally regarding the company’s strategic plan, and projections regarding financial impacts of planned organizational re-alignment, outsourcing projects, new product roll-out and cost reductions in general, are “forward-looking statements” that involve risks and uncertainties which could cause actual results to differ from those contained in the forward-looking statements. Factors that could cause or contribute to such differences include unanticipated costs associated with implementing the our 2003-2005 Strategic Plan; delays in reaching acceptable arrangements with chosen vendors for outsourcing projects, which could delay anticipated cost savings and planned operational improvements, difficulties in retaining key personnel as a result of the planned organizational changes, unanticipated additional costs associated with retaining key personnel or planned headcount reductions, which would increase our costs or delay implementation of our organization improvements, changes in competitive, regulatory or economic conditions or unanticipated further market declines in one or more of VIA’s operating markets, which could restrict revenue growth or increase costs; unforeseen price reductions in response to competition which could reduce revenue with no corresponding reduction in cost; fluctuation in exchange rates, particularly in the Euro and British Pound currencies, which could impact US dollar denominated reported revenue; failure or bankruptcy of VIA telecommunications providers, which could increase VIA’s cost of Internet services; and other risk factors listed from time to time in the Company’s periodic reports filed with the Securities and Exchange Commission, including but not limited to the report on Form 10-Q for the quarter ended March 31, 2003 filed with the SEC on May 12, 2003. By making these forward-looking statements, VIA undertakes no obligation to update these statements for revisions or changes after the date of this release.

VIA NET.WORKS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands of U.S. dollars, except share and per share data)

(Unaudited)

	For the three months ended March 31,
	2002	2003
Revenue	18,285	18,080
Operating costs and expenses:
Internet services	11,157	8,623
Selling, general and administrative	20,732	14,913
Restructuring and impairment charges	—	867
Depreciation and amortization	2,822	2,048
Total operating costs and expenses	34,711	26,451
Operating loss from continuing operations	(16,426)	(8,371)
Interest income	686	422
Interest expense	(41)	(9)
Other expense, net	(209)	(64)
Foreign currency gains (losses), net	(2,491)	2,547
Loss from continuing operations before income taxes	(18,481)	(5,475)
Income tax	—	—
Net loss from continuing operations	(18,481)	(5,475)
Discontinued operations:
Loss from discontinued operations	(1,075)	—
Net loss	(19,556)	(5,475)

Basic and diluted loss per share:
Continuing operations	(0.31)	(0.09)
Discontinued operations	(0.02)	—
Net loss per share—basic and diluted	(0.33)	(0.09)

Shares used in computing basic and diluted loss per share	60,147,704	60,147,704

VIA NET.WORKS, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands of U.S dollars, except share data)

	December 31, 2002	March 31, 2003
		(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$97,813	$91,068
Restricted cash	895	912
Trade and other accounts receivable, net of allowance of $4,529 and $3,628 respectively	13,037	10,618
Other current assets	3,900	5,583
Total current assets	115,645	108,181
Property and equipment, net	13,696	12,131
Goodwill, net	9,189	9,236
Other non-current assets	762	751
Deferred tax asset	3,387	3,387
Assets of businesses transferred under contractual arrangement	3,142	2,971
Total assets	$145,821	$136,657

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$7,897	$6,962
VAT and other taxes payable	922	768
Short-term notes, current portion of long-term debt and capital lease obligations	63	31
Deferred revenue	13,516	12,367
Accrued expenses	9,922	10,303
Deferred tax liability	3,387	3,387
Other current liabilities	2,092	2,262
Total current liabilities	37,799	36,080
Long-term debt and capital lease obligations, less current portion	46	47
Liabilities of businesses transferred under contractual arrangement	3,396	3,211
Total liabilities	41,241	39,338

Commitments and contingencies
Stockholders’ equity:
Preferred stock, $.001 par value; 10,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock, $.001 par value; 132,500,000 shares authorized; 60,844,900 shares issued and outstanding; respectively	61	61
Additional paid-in capital	555,574	555,574
Treasury stock, 697,196 shares	(733)	(733)
Accumulated deficit	(427,574)	(433,049)
Accumulated other comprehensive loss	(22,463)	(24,264)
Accumulated other comprehensive loss of businesses transferred under contractual arrangement	(285)	(270)
Total stockholders’ equity	104,580	97,319
Total liabilities and stockholders’ equity	$145,821	$136,657

VIA NET.WORKS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands of U.S. dollars)

(Unaudited)

	For the three months ended March 31,
	2002	2003
Cash flows from operating activities:
Net loss from continuing operations	(18,481)	(5,475)
Adjustments to reconcile net loss from continuing operations to net cash used in operating activities:
Depreciation and amortization	2,822	2,048
Impairment of fixed assets	—	134
Employee stock compensation	527	—
Provision (benefit) for doubtful accounts receivable	(838)	234
Unrealized foreign currency transaction (gains) losses	2,052	(1,769)
Non-cash other expense	358	—
Changes in assets and liabilities, net of acquisitions:
Trade accounts receivable	735	2,321
Other current assets	(1,018)	(1,786)
Other non-current assets	(62)	—
Accounts payable	4,291	(1,065)
VAT and other taxes payable	(779)	(150)
Accrued expenses	(2,674)	349
Other current liabilities	(90)	106
Deferred revenue	596	(1,122)
Net cash used in operating activities	(12,561)	(6,157)
Cash flows from investing activities:
Increase in restricted cash	—	(17)
Purchases of property, equipment and other assets	(1,003)	(552)
Note receivable from related party	(1,000)	—
Net cash used in investing activities	(2,003)	(569)
Cash flows from financing activities:
Repayment of debt and principal payments on capital lease obligations	(440)	(30)
Net cash used in financing activities	(440)	(30)
Cash flows used by discontinued operations	(454)	—
Effect of currency exchange rate changes on cash	(558)	11
Net decrease in cash and cash equivalents	(16,016)	(6,745)
Cash and cash equivalents, beginning of period	137,854	97,813
Cash and cash equivalents, end of period	121,838	91,068

Appendix 1

Adjusted Continuing Operations

As VIA will not consolidate any future results from the Brazilian and Mexican operations, management believes it is more meaningful to analyze trends on the results after excluding the results of Brazil and Mexico from the comparative quarter ended March 31, 2002 as detailed in the table below. All references in the subsequent discussion that refer to “adjusted continuing operations” exclude the results of the Brazilian and Mexican operations.

Three months ended March 31	Total Continuing Operations	Brazil Results of Operations	Mexico Results of Operations	Adjusted Continuing Operations

2002 Revenue	18,285	816	2,849	14,620
2003 Revenue	18,080	—	—	18,080
2002 Internet services	11,157	333	2,116	8,708
2003 Internet services	8,623	—	—	8,623
2002 SG & A costs	20,732	610	2,199	17,923
2003 SG & A costs	14,913	—	—	14,913